UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

CLEAR SECURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 10th Avenue, 9th Floor, New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

(646) 723-1404

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2023, Clear Secure, Inc. (the “Company”), as Managing Member, amended and restated the Amended and Restated Operating Agreement of Alclear Holdings, LLC, dated as of June 29, 2021, among Alclear Holdings, LLC (“Alclear”), the Company and the other parties thereto (as amended and restated, the “A&R Operating Agreement”) in accordance with its terms to change the timing and amount of the Tax Distributions as defined and as calculated pursuant to Section 5.03(e) of the A&R Operating Agreement, including that such (i) Tax Distributions can occur at such times and in such amounts as Alclear reasonably determines is necessary to enable the Company to (x) timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities and (y) timely meet its obligations pursuant to the Tax Receivable Agreement entered into on June 29, 2021 between the Company and the other parties thereto and (ii) additional Tax Distributions (other than pursuant to the prior clause) generally occur once a year and are made at the tax rate applicable to New York City resident corporations.

The foregoing description of the A&R Operating Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Operating Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Operating Agreement of Alclear Holdings, LLC, dated June 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date: June 7, 2023	By:	/s/ Kenneth Cornick
	Name:	Kenneth Cornick
	Title:	President and Chief Financial Officer